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             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]

                                                                       EXHIBIT 8

373-3744

373-2077

                                 March 4, 1997


Integon Corporation
500 West 5th Street
Winston-Salem, North Carolina 27102

Integon Capital I
c/o Integon Corporation
500 West 5th Street
Winston-Salem, North Carolina 27102

        Re:  Integon Capital I
             $100,000,000 10 3/4% Capital Securities

Dear Sir or Madam:

        We have acted as special tax counsel for Integon Corporation (the "Company") and Integon Capital I ("Trust") in connection with the offer to exchange up to $100,000,000 aggregate Liquidation Amount of the Trust's 10
3/4% Capital Securities, Series B, which have been registered under the Securities Act of 1933, as amended (the "Act"), for a like aggregate Liquidation Amount of outstanding 10 3/4% Capital Securities, Series A. In rendering our opinion, we have examined the
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Integon Corporation
Integon Capital I                                                              2





Amended and Restated Trust Agreement, dated as of February 10, 1997, ("Trust Agreement") and have assumed the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We hereby confirm the opinion set forth under the caption "Certain Federal Income Tax Considerations" in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 filed by the Company and the Trust with the Securities and Exchange Commission on March 5, 1997. Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

        We hereby consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Prospectus. The issuance of such a consent does not concede that we are an "expert" for the purposes of the Act.

                                        Very truly yours,


                                 /s/ Paul, Weiss, Rifkind, Wharton & Garrison